Exhibit 10.1

DATED 30 March 2005

(1)                                 BALFOUR BEATTY PLC

(2)                                 EVOLVING SYSTEMS LIMITED (FORMERLY CALLED TERTIO TELECOMS LIMITED)

LEASE

of

Premises on the

Fourth Floor

Block 1

Angel Square

City Road

London EC1

CONTENTS

Clause

1.	DEFINITIONS AND INTERPRETATION
2.	DEMISE
3.	TENANT’S COVENANTS
3.1	Payment of rents
3.2	Rent Review
3.3	Outgoings
3.4	Statutory Services
3.5	Value Added Tax
3.6	Landlord’s costs on breach
3.7	Costs of Distress
3.8	Costs of consents
3.9	Tenant’s repair and redecoration
3.10	To decorate
3.11	Repairs after Landlord’s notice
3.12	Yielding up
3.13	Waste and alterations
3.14	Items used in common
3.15	To view
3.16	To inspect
3.17	To permit entry to repair
3.18	Statutory obligations
3.19	Planning
3.20	Advertisements and display of goods
3.21	Compliance with Landlord’s regulations
3.22	Compliance with fire regulations
3.23	To observe covenants
3.24	User
3.25	Prohibitions on use
3.26	Obstruction
3.27	Refuse disposal
3.28	Encroachments
3.29	Indemnity for the Landlord
3.30	Assignment and Underletting
3.31	Registration
3.32	Covenants in the Superior Lease
3.33	Information

3.34	Keyholders
3.35	New guarantor
3.36	Landlord’s rights
3.37	2002 Act
4.	INSURANCE
4.1	Landlord to insure
4.2	Landlord to produce evidence of insurance
4.3	Destruction of the Building
4.4	Option to determine by the Landlord or the Tenant
4.5	Frustration
4.6	Payment of insurance monies refused/excess
4.7	Benefit of other insurances
4.8	Insurance becoming void
4.9	Requirements of insurers
4.10	Notice by Tenant
4.11	Cesser of rent
5.	LANDLORD’S COVENANTS
5.1	Quiet enjoyment
5.2	Services
5.3	Superior lease
6.	PROVISOS AND AGREEMENTS
6.1	Re-entry
6.2	Exclusion of Landlord’s liability
6.3	Landlord not responsible for goods
6.4	Disputes
6.5	Notices
6.6	Value Added Tax
6.7	Exclusion of statutory compensation
6.8	No rights of light etc
6.9	Landlord free to develop
6.10	Landlord free to build into Structure
6.11	Exclusion of use warranty
6.12	Entire understanding
6.13	Representations
6.14	Licences etc under hand
6.15	Tenant’s property
6.16	Enforcement of Landlord’s covenants
6.17	Entry for Distress
6.18	Acceptance of rent no waiver

6.19	Interference with easements
6.20	Rights easements etc
6.21	Jurisdiction
6.22	Covenants relating to Adjoining or Neighbouring Premises
6.23	Effect of waiver
6.24	Perpetuity period
7.	GUARANTOR’S COVENANTS
7.1	To pay observe and perform
7.2	To take lease following disclaimer
7.3	To make payments following disclaimer
7.4	Tenant’s Covenants
7.5	AGA
8.	DETERMINATION
9.	LANDLORD AND TENANT ACT 1954
10.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

SCHEDULE 1 - TENANT’S RIGHTS
SCHEDULE 2 - EXCEPTIONS AND RESERVATIONS TO THE LANDLORD
SCHEDULE 3 - DESCRIPTION OF DOCUMENTS CONTAINING MATTERS SUBJECT TO WHICH THE DEMISE IS MADE
SCHEDULE 4 - PROVISIONS RELATING TO THE SERVICE CHARGE
PART 1 - THE ESTATE CHARGE
PART 2 - THE BLOCK CHARGE
PART 3 - CAR PARKING CHARGE
PART 4 - SERVICE CHARGE
SCHEDULE 5 - THE SUPERIOR LEASE

THIS LEASE is made 30 March 2005

BETWEEN

(1)                                                             BALFOUR BEATTY PLC a company incorporated in England under number 395826 whose registered office is at 130 Wilton Road London SW1V 1LQ (“the Landlord” which expression where appropriate includes any estate owner for the time being of the immediate reversion to this lease)

(2)                                                             EVOLVING SYSTEMS LIMITED (FORMERLY CALLED TERTIO TELECOMS LIMITED) a company incorporated in England under number 02325854 whose registered office is at 1 Angel Square Torrens Street London EC1V 1PL (“the Tenant” which expression where appropriate includes any person deriving title through or under the Tenant)

1.                                                                  DEFINITIONS AND INTERPRETATION

The Landlord and the Tenant agree that this lease shall be subject to the following:

1.1                                                             In this lease all words shown in inverted commas in clause 1.2 are to be defined terms for the purposes of this lease and any reference in this lease to a clause paragraph or a schedule means a reference to a clause paragraph or schedule of this lease

1.2                                                           Definitions

“Adjoining or Neighbouring Premises”

the Estate the Car Park the Building the buildings known as Blocks 2 and 3 Angel Square and all other property adjoining or neighbouring the Building in which the Landlord or a company in the same group as the Landlord or any person holding on trust for the Landlord has a freehold or leasehold interest

“Block Charge”

17.3% (or such other percentage as the Landlord shall from time to time reasonably determine) of the expenses incurred in each Service Charge Year in connection with the provision of the Services set out in part 2 of schedule 4 hereto

“Building”

the premises known as Block 1 Angel Square the location of which is shown for identification purposes only on the Lease Plan numbered 1 and each and every part thereof together with the appurtenances thereto belonging together with all additions alterations and improvements thereto which may be carried out during the Term or reinstatements thereof or building(s) substituted therefor and shall also include all landlord’s fixtures and fittings from time to time in and about the same but for the avoidance of doubt excluding the Car Park

“Car Park”

the area shown for identification purposes edged green on the Lease Plans numbered 2 and 3 from and including at basement level the surface finishes to the basement slab up to but not including the basement slab or the underside of the slab at Lower Ground Floor Level

“Car Parking Charge”

8% (or such other percentage as the Landlord shall from time to time reasonably determine on the basis of the number of the car parking spaces which the Tenant is entitled to occupy bears to the total number of car parking spaces within the car park) of the expenses incurred in each Service Charge Year in connection with the provision of the Services set out in part 3 of schedule 4 hereto

“Common Accessways”	the accessways courtyards and footpaths shown hatched brown on the Lease Plans

“Common Parts”

any entrances entrance halls lifts (including lift shafts) stairs passage ways landings lavatory accommodation cleaners’ cupboards boiler rooms and other parts of the Building available or intended to be available either for use in common by or for the provision of services to two or more of the Landlord’s tenants of the Building or their premises

“Conduits”	all pipes wires drains cables ducts and mains and other conducting media of any kind

“Demised Premises”	ALL THOSE premises situate on level four of the Building shown edged red on Lease Plan numbered 5 together with:

(a) the internal faces of the walls and columns which enclose the said premises including the plaster paint paper and other decorative finishes thereof

(b)         the entirety of all walls and columns within the said premises (other than those which are structural or load bearing) and one half of the thickness of any non structural walls dividing the said premises from other parts of the Building and the internal faces of all structural or load bearing walls and columns within the said premises including the plaster paint paper and other decorative finishes thereof

(c) the screed and finish of the floors within the said premises and all carpets therein

(d) the internal faces of the ceilings of the said premises including the plaster paint paper and other decorative finishes thereof and all suspended ceilings and light fittings therein

(e) all doors door furniture door frames and glass in such doors of or within the said premises

(f) all sanitary and hot and cold water apparatus and the radiators within the said premises

(g) all Conduits in or upon over or under and exclusively serving the said premises save those of statutory undertakers

(h)         all landlord’s fixtures and fittings (including any air-conditioning units machinery and apparatus and any fire detection fire alarm fire precaution and sprinkler systems) which may at any time be in or upon the said premises but excluding the Structure and all window frames window furniture and sash cords (if any) and all glass in the windows within the said premises

“Estate”

the development known as Angel Square City Road London EC1 of which the Demised Premises form part and shown for the purpose of identification only edged orange on the Lease Plans but excluding the Building and the buildings known as Blocks 2 and 3

“Estate Charge”

6.43% (or such other percentage as the Landlord shall from time to time reasonably determine) of the expenses incurred in each Service Charge Year in connection with the provision of the Services set out in part 1 of schedule 4 hereto

“Higher Rate Interest”

where specified in this lease as applying to any sum interest upon such sum calculated on a daily basis at the rate of four per centum per annum above the Base Rate from time to time of Barclays Bank PLC (or such other equivalent rate as the Landlord may notify to the Tenant in writing) from the date on which such sum falls due until the date on which such sum is paid and whether before or after judgment

“Insurance Rent”

a due proportion (to be properly determined by the Landlord as being attributable to the Demised Premises) of all sums (including any insurance valuation fees) which the Landlord may from time to time pay for insuring and keeping insured the Building against loss or damage by the Insured Risks and the other matters referred to in clause 4 of this lease such rent to be paid within ten days of written demand therefor

“Insured Risks”

fire storm tempest flood earthquake aircraft and other aerial devices and articles dropped therefrom riot and civil commotion and malicious damage bursting or overflowing of water tanks apparatus or pipes and impact and such other risks as the Landlord or any superior landlord may in its absolute discretion from time to time determine (but does not include terrorist activities unless actually insured against by the Landlord) subject to such exclusions excesses and limitations as may be imposed by the insurers

“Lease Plans”	the plans annexed hereto

“Lower Rate Interest”

where specified in this lease as applying to any sum interest upon such sum calculated on a daily basis at the Base Rate from time to time of Barclays Bank PLC (or such other equivalent rate as the Landlord may notify to the Tenant in writing) whether before or after judgment

“Permitted Part”

any part of the Demised Premises which is capable (having regard to its location and extent and to the rights intended to be appurtenant thereto) of providing self-contained accommodation and which the Landlord has first approved in writing (such approval not to be unreasonably withheld or delayed)

“Planning Acts”	the Town and Country Planning Act 1990 and any other statutes relating to town and country planning in force from time to time

“Service Charge”	the total of the Block Charge and the Estate Charge and the Car Parking Charge as hereinafter defined

“Service Charge Year”	every year of the Term ending on 24 December or such other date as the Landlord may notify to the Tenant in writing

“Services”	the services set out in parts 1 2 and 3 of schedule 4 to this lease

“Structure”

the exterior and the structure of the Building including its foundations roof (including roof structure and coverings) external walls and internal load-bearing walls and its main columns beams timbers slabs or frame and all window frames furniture and sash cords (if any) and all glass in the windows

“Superior Lease”	the lease and all other supplemental deeds and documents brief particulars of which are set out in schedule 5

“Term”	a term of years from and including 30 March 2005 and expiring on 24 March 2015 subject to the right of earlier determination set out in this lease

“Value Added Tax”	value added tax and any other tax of a like nature

“1927 Act”	the Landlord and Tenant Act 1927 and all statutes regulations and orders included by virtue of clause 1.3.13

“1954 Act”	the Landlord and Tenant Act 1954 and all statutes regulations and orders included by virtue of clause 1.3.13

“1995 Act”	the Landlord and Tenant (Covenants) Act 1995 and all statutes regulations and orders included by virtue of clause 1.3.13

“2002 Act”	the Land Registration Act 2002

“2003 Rules”	the Land Registration Rules 2003 or any statutory modification or replacement thereof

1.3                                                       Interpretation

1.3.1                                                Unless otherwise specified any reference in this lease to any statute by-law directive order or other legislation is to be deemed to include reference to any amendment or re-enactment of the same

1.3.2                                                The index and clause headings in this lease are for ease of reference only and have no other significance

1.3.3                                                Any reference in this lease to the end or expiration of the Term shall mean the expiration or earlier termination of this lease for whatever reason and references to ‘the last year of the Term’ include the last year of the Term if the Term shall determine otherwise than by effluxion of time

1.3.4                                                Except in connection with the review of rent where provision is made in this lease for arbitration in respect of any dispute between the Tenant and any other person as to their respective rights or obligations in connection with any matter relating to this lease such matter shall be referred (if the parties are unable to agree within two months of the dispute arising) to a single arbitrator (if the parties are able to agree on one) or (if they are not able so to agree) to two arbitrators one to be appointed by each party or their umpire in accordance with the provisions of the Arbitration Act 1996

1.3.5                                                There shall be implied in every Tenant’s obligation in this lease a covenant by the Tenant (as far as it is able) to prevent any person under its control from breaking such obligation

1.3.6                                                Unless otherwise provided any consent or approval required from the Landlord under this lease shall be given at the Landlord’s absolute discretion and subject to any conditions it may choose to impose

1.3.7                                                All the covenants contained in clause 3 are covenants made by the Tenant unless otherwise specified

1.3.8                                                Words importing one gender include all other genders and words importing the singular include the plural and vice versa

1.3.9                                                The expression ‘Guarantor’ includes not only the third party to this lease (if any) but also any person who enters into covenants with the Landlord pursuant to clauses 3.30.8 and/or 3.35

1.3.10                                          Where the Landlord the Tenant or the Guarantor for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally and references herein to the Landlord the Tenant or the Guarantor shall include reference to any one of such persons

1.3.11                                          References to any right of the Landlord to have access to the Demised Premises shall be construed as extending to any superior landlord and any mortgagee of the Demised Premises and to all persons authorised by the Landlord and any superior landlord or mortgagee (including agents professional advisers contractors workmen and others) and the expressions “superior landlord” and “superior landlords” mean any person or persons now or hereafter having a title to the Demised Premises in reversion mediately or immediately expectant upon the termination of the Landlord’s title

1.3.12                                          Any provisions in this lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of the Demised Premises and any superior landlord where such consent shall be required but nothing in this lease shall be construed as implying that any obligation is imposed upon any mortgagee or any superior landlord not unreasonably to refuse any such consent or approval

1.3.13                                          Any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute (except the Town and Country Planning (Use Classes) Order 1987) and any regulations or orders made under such statute (including the said Order) and any general reference to ‘statute’ or ‘statutes’ or ‘Act of Parliament’ or ‘Acts of Parliament’ includes any regulations or orders made under such statute or statutes

2.                                                              DEMISE

IN consideration of the rents and other obligations on the Tenant’s part contained in this lease the Landlord demises the Demised Premises to the Tenant TOGETHER WITH the rights specified in schedule 1 and EXCEPTING AND RESERVING to the Landlord (including its successors in title) and all persons authorised by the Landlord and/or who have or to whom the Landlord may grant the same or similar rights the rights specified in schedule 2 TO HOLD the Demised Premises for a term of years commencing on 30 March 2005 and expiring (subject to the earlier determination as hereinafter provided) on 24 March 2015 (“the Contractual Term”) SUBJECT to the matters contained or referred to in the documents specified in schedule 3 YIELDING AND PAYING for the Demised Premises for the period beginning on the commencement of the Term to 29 March 2006  the rent of a peppercorn if demanded and thereafter during the Term (and by way of bankers standing order if so required by the Landlord) the principle yearly rent of ONE HUNDRED AND SIXTY THOUSAND THREE HUNDRED POUNDS (£160,300) or such other amount as shall become payable under the provisions of clause 3.2 such yearly rent to be paid by equal quarterly payments in advance on the four usual quarter days in every year during the Term the first such payment (or due proportion) being payable on 30 March 2006  in respect of the period from 30 March 2006  to the quarter day next following AND ALSO PAYING as further rent during the Term and so in proportion for any fraction of a year to the Landlord the Insurance Rent the Service Charge and any other sums payable pursuant to the terms of this lease AND in the event of any of the above rents being in arrear ten days after they have become due the Tenant shall pay Higher Rate Interest on the amount outstanding from the relevant due date until the actual date of payment

3.                                                              TENANT’S COVENANTS

The Tenant COVENANTS with the Landlord as follows:

PAYMENTS

3.1                                                       Payment of rents

During the continuance of the Term to pay the rents reserved by this lease as and when stipulated without any deduction or set-off save as may be required by statute

3.2                                                       Rent Review

3.2.1                                                In this clause 3.2 the following expressions shall have the meanings assigned to them hereunder:

“rent review date” means 30 March 2010

“open market rent” means the yearly rent (being the rent payable following the expiry of any period at the beginning of the term which might reasonably be negotiated in the open market for the purpose or purposes of the fitting out of the Demised Premises by the willing tenant during which no rent or a concessionary or discounted rent is payable) at which the Demised Premises might reasonably be expected to be let with vacant possession on the rent review date in the open market (without the willing landlord taking a premium or any other consideration for the grant thereof) by a willing landlord to a willing tenant for a term of ten years commencing on the rent review date and otherwise upon the terms and conditions (save as to the amount of rent payable but including these provisions for the review of rent) contained in this lease and on the assumptions (if not facts) that:

3.2.1.1                                       the Demised Premises are suitable and fit for immediate occupation and use and are ready for and fitted out and equipped for immediate occupation and use and beneficial trading for the purpose or purposes required by the willing tenant

3.2.1.2                                       no work has been carried out to the Demised Premises by or on behalf of the Tenant or any undertenant during the Term which has diminished the rental value of the Demised Premises

3.2.1.3                                       if the Demised Premises or the Building or the Estate or the Adjoining or Neighbouring Premises or any part or parts thereof have been destroyed or damaged they have been fully rebuilt and reinstated

3.2.1.4                                       all the covenants on the part of the Landlord (but not in relation to any subsisting and material breaches of any of its covenants) and the Tenant contained in this lease have been fully performed and observed

3.2.1.5                                       all Value Added Tax payable by the Tenant under the provisions of this lease is recoverable by the Tenant in full and would be recoverable by any/every prospective willing tenant

3.2.1.6                                       that no reduction is or ought to be made to take account of any rent free period or period of rental concession or discount which on a new letting with vacant possession might be granted to the incoming tenant it being assumed that any such period has been given to the willing tenant and has expired and/or any such discount has been given to the willing tenant

THERE being disregarded:

3.2.1.7                                       any effect on rent of the fact that the Tenant or any undertenant has been in occupation of the Demised Premises

3.2.1.8                                       any goodwill attached to the Demised Premises by reason of the carrying on of the business of the Tenant or any undertenant

3.2.1.9                                       any increase in the rental value of the Demised Premises attributable to the existence at the rent review date of any improvement (shown to be such by the Tenant) to the Demised Premises and which is:

3.2.1.9.1                              completed not more than 21 years before the rent review date regardless of whether carried out pursuant to the terms of this lease or during the term of any previous lease and

3.2.1.9.2                              carried out with the consent (where required) of the Landlord by the Tenant or any undertenant

3.2.1.10                                 the effect on rent of the works authorised by a licence to underlet and to alter dated 9 June 1995 and made between (1) Mesongage Limited (2) BICC Developments Limited (3) BICC Plc and (4) Tertio Limited shall be disregarded at the rent review date

3.2.2                                                any inability of the Tenant or any/every prospective willing tenant to recover Value Added Tax

3.2.3                                                From and after the rent review date the yearly rent payable hereunder shall be whichever is the higher of:

3.2.3.1                                       the yearly rent reserved hereunder immediately before the rent review date and

3.2.3.2                                       the open market rent

3.2.4                                                If the Landlord and the Tenant have not agreed the open market rent by a date one month prior to the rent review date the open market rent may at the option of either the Landlord or the Tenant be determined by a Chartered Surveyor of not less than ten years’ standing being experienced in the valuation and leasing of property similar to the Demised Premises in the location of the Demised Premises (“the Appointed Surveyor”) to be agreed upon in writing by the Landlord and the Tenant or in default of such agreement by the rent review date to be nominated by the President for the time being of the Royal Institution of Chartered Surveyors (or his duly appointed deputy or any person authorised by the President to make appointments on his behalf) upon the application of either the Landlord or the Tenant

3.2.5                                                The Appointed Surveyor shall at the sole and absolute discretion of the Landlord act either as an independent expert or as an arbitrator and his award or determination of the open market rent by the Appointed Surveyor shall be final and binding on the Landlord and the Tenant (and without recourse to the provisions for arbitration contained in this lease) and the fees of the Appointed Surveyor shall be borne as he directs or failing direction by the Landlord and the Tenant in equal shares and paid without undue delay and if one party pays them all that party shall be entitled to recover such proportion of them (if any) as the other party is to pay as herein provided

3.2.6                                                If the Appointed Surveyor is to act as an expert:

3.2.6.1                                       he shall invite the Landlord and the Tenant to submit to him within such time limits (not being less than fifteen working days) as he shall consider appropriate a valuation accompanied if desired by a statement of reasons and such representations and cross representations as to the amount of the open market rent with such supporting evidence as they may respectively wish

3.2.6.2                                       he shall if required by the Landlord or Tenant give written reasons for his determination and

3.2.6.3                                       if the Appointed Surveyor does not give written notice of his determination within two months of his appointment or if he shall die or become unwilling to act or incapable of acting or if for any other reason he is unable to act then either the Landlord or the Tenant may request the said President to discharge the Appointed Surveyor and appoint another surveyor in his place which procedure may be repeated as many times as necessary

3.2.7                                                If the Appointed Surveyor is to act as an arbitrator the arbitration shall be conducted in accordance with the Arbitration Act 1996 except that if any Appointed Surveyor shall die or decline to act or become incapable of acting the President may on the application of either party discharge the Appointed Surveyor and appoint another in his place

3.2.8                                                If on the rent review date the open market rent shall not have been agreed or determined as set out above the yearly rent reserved under this lease immediately before the rent review date shall continue to be payable until agreement is reached or the determination of the open market rent by the Appointed Surveyor is made and the demand payment and/or acceptance thereof shall not be or be construed to be a waiver by the Landlord of any of its rights and benefits under this clause 3.2 but so that immediately on demand after such agreement or determination the difference (if any) over the amount actually so paid and the amount which would have been payable had the agreement or determination been made before the rent review date shall be paid by the Tenant to the Landlord as rent recoverable in arrear together with Lower Rate Interest on such difference for each instalment of rent due on and after the rent review date (such interest being payable from the date on which the instalment was due to the date of demand)

3.2.9                                                After any substituted rent has been ascertained under this clause 3.2 memoranda recording the amount of such rent signed by or on behalf of the parties shall be exchanged Such memoranda shall (if the Landlord so requires) be prepared by the Landlord’s solicitors whose proper and reasonable costs shall be paid by the Tenant

3.2.10                                          For the avoidance of all doubt (and in particular but without limitation notwithstanding clause 8) it is agreed by the Landlord and the Tenant that time shall not be of the essence in relation to the provisions contained above for the review of the yearly rent

3.3                                                       Outgoings

3.3.1                                                Whenever required during the Term to pay and discharge and indemnify the Landlord against all monetary obligations of any kind (including rates and taxes) (whether parliamentary parochial local or of any other description and whether or not of a recurring nature but excluding any tax payable by the Landlord occasioned by any disposition in dealing with or ownership of the reversion of this lease) which may at any time be payable in respect of the Demised Premises at any time during the Term or by the owner or occupier in respect of the Demised Premises and an apportioned part as properly determined by the Landlord of any such obligations which may be payable in respect of the Demised Premises in common with other premises

3.3.2                                                If the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the

Tenant in respect of any period before the end of the Term to make good such loss to the Landlord

3.4                                                       Statutory Services

To pay for all gas electricity and water consumed on the Demised Premises together with all connection and standing charges and to comply at the Tenant’s expense with all requirements of the relevant supply Boards insofar as such requirements relate to or affect the Demised Premises

3.5                                                       Value Added Tax

In addition to all rents service charges insurance costs fees disbursements expenses and other sums payable by the Tenant from time to time hereunder to pay also on demand and indemnify the Landlord from and against:

3.5.1                                                Value Added Tax chargeable in respect of any rents or other payments made by the Tenant under any of the terms of or in connection with this lease and/or in respect of any supply of goods or services by the Landlord to the Tenant and

3.5.2                                                a sum equal to the amount of any Value Added Tax (and/or any tax of a similar nature that may be substituted for it or levied in addition to it) chargeable on any payments fees charges or costs where the Tenant is obliged to reimburse the Landlord or indemnify the Landlord against such payments fees charges or costs

3.6                                                       Landlord’s costs on breach

To pay to the Landlord all costs fees charges disbursements and expenses (including without prejudice to the generality of the above those payable to counsel solicitors surveyors bailiffs and any superior landlord and mortgagee) properly and reasonably incurred by the Landlord for the purpose of or incidental to or in contemplation of the recovery of arrears of rent or the preparation and service of a notice under section 146 or 147 of the Law of Property Act 1925 requiring the Tenant to remedy a breach of any of the covenants in this lease even if forfeiture for such breach is avoided otherwise than by relief granted by the Court or incidental to the preparation and service of a schedule of dilapidations

3.7                                                       Costs of Distress

To pay to the Landlord all costs charges and expenses (including all sheriffs’ and bailiffs’ fees) properly incurred by the Landlord in exercising any right of distress against the Tenant

3.8                                                       Costs of consents

To pay to the Landlord all reasonable costs fees charges disbursements and expenses properly incurred resulting from any applications by the Tenant for any consent required by this lease including cases where the application is withdrawn or consent is refused

REPAIRS AND ALTERATIONS

3.9                                                       Tenant’s repair and redecoration

To keep the Demised Premises in good and substantial repair decorative order and condition and (insofar as the cost thereof does not properly form part of the Service Charge) as often as may be necessary for the purpose of repair to renew any of the landlord’s fixtures and fittings in the Demised Premises or substitute new ones of equivalent quality and value to the Landlord’s reasonable satisfaction (damage by the Insured Risks excepted unless payment of the insurance monies is withheld in whole or in part by reason of any act neglect or default of the Tenant or any person under its control)

3.10                                                To decorate

In the fifth year and also during the last quarter of the last year of the Term (however determined) to paint all the inside walls wood and metalwork and other previously painted inside parts of the Demised Premises and all additions thereto with two coats of good quality paint and in the case of redecoration in the last quarter of the last year of the Term in a colour previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) in a proper and workmanlike manner to the reasonable satisfaction of the Landlord and with every such inside painting the Tenant will clean and treat the inside of all aluminium doors and windows and grain varnish and colour the inside wood of the Demised Premises previously so grained varnished and coloured

3.11                                                Repairs after Landlord’s notice

Without prejudice to any other obligation upon the Tenant within two months after any notice from the Landlord of defects in the state of repair and condition of the Demised Premises for which the Tenant is responsible (or immediately in case of emergency) to make good all such defects at the Tenant’s cost PROVIDED ALWAYS that if the Tenant fails to comply with the requirements of any such notice it shall be lawful for the Landlord (but without prejudice to the right of re-entry under this Lease) or its agents employees and licensees to enter the Demised Premises at any time after the expiration of such two months (or immediately in case of emergency) to execute such repairs and works the cost of which (including any surveyors fees) shall be repaid by the Tenant to the Landlord on demand and in default shall be immediately recoverable by action or by distress as rent in arrear and shall carry Higher Rate Interest

3.12                                                Yielding up

3.12.1                                          At the end of the Term to yield up to the Landlord the Demised Premises duly kept in accordance with the Tenant’s obligations under this lease together with all additions and improvements made in the meantime and all fixtures Provided however that the Tenant shall be entitled to remove (and upon written notice from the Landlord at any time shall be obliged to remove) all tenant’s or trade fixtures making good nevertheless at the expense of the Tenant and to the reasonable satisfaction of the Landlord any damage to the Building caused by such removal

3.12.2                                          If at such time as the Tenant has vacated the Demised Premises after the expiration of the Term the Demised Premises shall not be in a condition consistent with clause 3.12.1 the Landlord shall be entitled to carry out the works necessary to put the Demised Premises into such condition consistent with clause 3.12.1 at the entire cost of the Tenant

3.13                                                Waste and alterations

3.13.1                                          Not to:

3.13.1.1                                 commit any waste

3.13.1.2                                 make any addition to the Demised Premises

3.13.1.3                                 unite the Demised Premises with any adjoining premises

3.13.1.4                                 make any alteration to the Demised Premises save as permitted by the following provisions of this clause

3.13.2                                          Not to make internal non-structural alterations to the Demised Premises without:

3.13.2.1                                 obtaining and complying with all necessary consents (if any) of any competent authority and paying all charges of any such authority in respect of such consents

3.13.2.2                                 making an application to the Landlord supported by drawings and where appropriate a specification in duplicate prepared by an architect or member of some other appropriate profession

3.13.2.3                                 paying the proper and reasonable fees of the Landlord any superior landlord any mortgagee and their respective professional advisers

3.13.2.4                                 entering into such covenants as the Landlord may require as to the execution and reinstatement of the alterations and

3.13.2.5                                 ensuring that the mechanical and electrical services in the Building and the Adjoining or Neighbouring Premises remain unaffected thereby

3.13.3                                          Subject to the provisions of clause 3.13.2 not to make any internal non-structural alterations to the Demised Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

3.13.4                                          To remove any additional buildings additions alterations or improvements made to the Demised Premises at the expiration of the Term if so reasonably requested by the Landlord and reinstate the Demised Premises to their former state and condition in all respects and to make good any part or parts of the Demised Premises which may be damaged by such removal in all respects to the reasonable satisfaction of the Landlord

3.13.5                                          Save as expressly provided for elsewhere in this lease not to make connection with the Conduits that serve the Demised Premises

3.14                                                Items used in common

Insofar as such matters are not recoverable as part of the Service Charge to pay to the Landlord on demand a proper proportion of the proper and reasonable expenses (including proper and reasonable professional fees and a reasonable management charge) of cleansing repairing maintaining or rebuilding and lighting as appropriate any thing used or enjoyed or capable of being used or enjoyed by the Tenant or the Demised Premises in common with any other person or premises including (without prejudice to the generality of the foregoing) any boundary walls fences gutters sewers drains and party structures and any dispute shall be referred to arbitration

ENTRY ON THE DEMISED PREMISES BY THE LANDLORD

3.15                                                To view

To permit the Landlord and its agents employees and licensees after at least two working days notice and at reasonable times (except in cases of urgency or emergency when entry can be at any time without notice) to enter the Demised Premises to view (and to open up parts of the Demised

Premises where such opening up is required in order to view) the state and condition of the same or any other part of the Building and to give the Tenant notice of any defects in the state of repair and condition of the Demised Premises which are its responsibility Provided that any such opening up shall be made good by and at the expense of the Landlord unless it reveals a breach of the Tenant’s covenants (in which case it shall be paid for by the Tenant) or is required or desirable for the maintenance of the Structure of the Building (in which case it shall be recoverable as part of the Service Charges)

3.16                                                To inspect

3.16.1                                          To permit the Landlord and all persons authorised by it to enter the Demised Premises after not less than two working days prior written notice at all reasonable times for taking schedules or inventories of the fixtures and things to be yielded up at the end of the Term and during the six months immediately preceding the end of the Term for the purpose of fixing upon any part of the Demised Premises (but not to unduly interfere with the Tenant’s business) a notice for reletting or selling the same and to permit all persons with authority from the Landlord at all reasonable times during the daytime to enter and view the Demised Premises

3.16.2                                          To permit at any time upon not less than two working days prior written notice during the Term prospective purchasers of or agents instructed in connection with the sale of the Landlord’s reversion or of any other interest superior to the Term to view the Demised Premises without interruption and to permit the Landlord at any time upon reasonable notice and by prior appointment (the Tenant not to unreasonably withhold consent to the making of such an appointment) during the Term to enter upon the Demised Premises and affix and retain anywhere upon the Demised Premises a notice for any such sale

3.17                                                To permit entry to repair

To permit the Landlord and any person authorised by the Landlord to enter the Demised Premises at reasonable times upon reasonable notice (except in cases of urgency or emergency when entry can be at any time without notice) to execute repairs or alterations (so far as they cannot conveniently be done outside the Demised Premises) to other parts of any Adjoining or Neighbouring Premises the person so entering causing as little inconvenience to the Tenant as practicable and making good forthwith all damage which may be so caused to the Demised Premises

OBLIGATIONS AND REGULATIONS

3.18                                                Statutory obligations

3.18.1                                          To do anything required by virtue of or deriving validity from any Act of Parliament for the time being in force which may be required to be done in respect of the Demised Premises or their use whether by the landlord or tenant or any occupier

3.18.2                                          To give full particulars to the Landlord of any notice direction order or proposal for the Demised Premises made given or issued to the Tenant by any local or public authority (including but without limitation a proposal for alteration of the Valuation List in respect of the Demised Premises) within seven days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with the notice direction or order and at the request of the Landlord but at the joint cost of the Landlord and the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall deem expedient

3.18.3                                          To give notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Demised Premises

3.19                                                Planning

3.19.1                                          At all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and all consents permissions and conditions (if any) granted or imposed or having effect under the Planning Acts so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works acts or things to be done or omitted on the Demised Premises or the use of the Demised Premises for any purpose

3.19.2                                          During the Term whenever required at the expense of the Tenant to obtain from (as the case may be) the local planning authority or the First Secretary of State at the Office of the Deputy Prime Minister or such other authority as may from time to time be appropriate all such consents and permissions (if any) as may be required for the carrying out of any operations on the Demised Premises or the institution or continuance on the Demised Premises of any use which may constitute development within the meaning of the Planning Acts but so that no application for planning permission shall be made without the previous written consent of the Landlord

3.19.3                                          Without prejudice to any consent which may be granted by the Landlord or any obligation upon the Tenant under this lease not to carry out or make any alteration or addition to the Demised Premises or any change of use of the Demised Premises (being an alteration or change of use which is prohibited by or for which the Landlord’s consent is required to be obtained under this lease and for which a planning permission needs to be obtained) before a planning permission for such work or change of use has been produced to the Landlord and acknowledged by it in writing as satisfactory to it and the Landlord may refuse to express its satisfaction with any such planning permission inter alia on the ground that the period of it or any condition contained in it or omitted from it or to which it is subject would in the reasonable opinion of the Landlord be likely to be prejudicial to its interest in the Demised Premises and/or any Adjoining or Neighbouring Premises

3.19.4                                          Unless the Landlord shall otherwise direct to carry out before the end of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such determination as a condition of any planning permission which may have been granted on any application made by or on behalf of the Tenant or any undertenant

3.19.5                                          If and when called upon so to do to produce to the Landlord or its surveyor all such plans and documents as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects

3.19.6                                          Not to serve any purchase notice under the Planning Acts requiring any local or other authority to purchase the Tenant’s interest in the Term

3.19.7                                          If the Tenant receives any compensation with respect to its interest under this lease because of a restriction placed upon the user of the Demised Premises under or by virtue of the Planning Acts then if and when its interest hereunder is surrendered or assigned or determined under the power of re-entry contained in this lease immediately to make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

3.20                                                Advertisements and display of goods

3.20.1                                          Not at any time to advertise audibly or visibly on or from the Demised Premises

3.20.2                                          Unless otherwise agreed in writing by the Landlord not to leave place fix or suspend anything outside the Demised Premises or to block the access of light to the Demised Premises

3.20.3                                          Not to erect any signs on the exterior elevations of the Demised Premises facing Islington High Street City Road or Torrens Street or on any glass in the Demised Premises or without the previous consent in writing of the Landlord to erect any signs elsewhere on the exterior of the Demised Premises

3.21                                                Compliance with Landlord’s regulations

To observe all reasonable regulations made by the Landlord from time to time and notified in writing to the Tenant having as their object the maintenance and general amenity of the Adjoining or Neighbouring Premises or any part of them Provided That such regulations shall not prevent the beneficial occupation and use of the Demised Premises

3.22                                                Compliance with fire regulations

3.22.1                                          To comply with all requirements and recommendations from time to time of the appropriate authority the insurers of the Demised Premises and the Landlord in relation to fire precautions affecting the Demised Premises and in particular to keep all requisite log-books up to date

3.22.2                                          To keep the Demised Premises sufficiently supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required by any statute or by the fire or other competent authority or insurers of the Demised Premises or as shall be reasonably required by the Landlord or (at the Landlord’s option) to pay to the Landlord on demand the cost of providing and installing any of the same and such appliances shall be open to inspection and shall be maintained to the reasonable satisfaction of the Landlord

3.22.3                                          If so required by the Landlord to connect any fire alarm system for the Demised Premises into any fire alarm system for the Building generally

3.23                                                To observe covenants

To observe and perform the agreements covenants and other matters contained or referred to in the documents specified in schedule 3 in so far as the same are substantially and capable of being enforced relate to or affect the Demised Premises and to keep the Landlord indemnified against all actions proceedings costs claims demands expenses and liability in any way relating thereto

USE OF THE DEMISED PREMISES

3.24                                                User

Not to use the Demised Premises otherwise than as business commercial or professional offices (but not as diplomatic offices or as a betting office or bookmaker’s office or passport office or a Social Security or other welfare benefits office or a Job Centre or employment agency or exchange or for any sales of goods on the Demised Premises to visiting members of the public or as a public caller office for either the payment of welfare benefits or the processing of immigration applications) or for such other use within Class B1 of the Town and Country Planning (Use Classes) Order 1987 (notwithstanding any re-enactment or substitution or amendment or revocation of the same) as shall first be approved by the Landlord in writing (such approval not to be unreasonably withheld or delayed) Provided Always that nothing in this sub-clause 3.24 shall prohibit Evolving Systems Limited (formerly called Tertio Telecoms Limited) from using the Demised Premises for the purposes of the recruitment of Software Consultants but only on the basis that such recruitment of Software Consultants is ancillary to their main office use)

3.25                                                Prohibitions on use

3.25.1                                          Not to do or allow any of the following from or on the Demised Premises:

3.25.1.1                                 any auction sale

3.25.1.2                                 storage of any specially inflammable or explosive substance or material

3.25.1.3                                 any activity which the Landlord reasonably considers inappropriate to the amenity or good order of the Building and/or the Adjoining or Neighbouring Premises or which is or which may become illegal or immoral or causes any nuisance damage or loss to any other person

3.25.1.4                                 the playing of any music or the making of any other sound audible from outside the Demised Premises

3.25.1.5                                 any thing whatsoever which may invalidate any insurance or render any increased or extra premium payable for the insurance of the Demised Premises or other parts of the Adjoining or Neighbouring Premises against the Insured Risks and in case of any increase in any such premium so caused by the Tenant to repay to the Landlord upon demand all sums paid by way of increased premiums and all expenses incurred by it in consequence of a breach of any of the provisions contained in this clause 3.25.1.5 and all such payments shall be added to the rents reserved by this lease and be recoverable as rent in arrear together with Higher Rate Interest on such sum

3.25.2                                          Not to use the Demised Premises or allow them to be used in conjunction with any adjoining premises without the prior written consent of the Landlord

3.25.2.1                                 not to install or use in or upon the Demised Premises any machinery or apparatus which will cause noise or vibration which can be heard or felt in nearby premises or outside the Demised Premises or which may cause structural damage

3.25.2.2                                 to keep all machinery and equipment upon the Demised Premises properly maintained and in good working order and for that purpose to employ reputable contractors to be first approved in writing by the

Landlord such approval not to be unreasonably withheld or delayed for the regular periodic inspection and maintenance of them to renew all working and other parts as and when necessary or when recommended by such contractors to ensure by directions to the Tenant’s staff and otherwise that such plant apparatus and machinery are properly operated and to avoid damage to the Demised Premises and any Adjoining or Neighbouring Premises by vibration or otherwise

3.25.3                                          Not to discharge into any of the Conduits serving the Demised Premises any oil grease or other deleterious matter or any substance which might be or become a source of danger or injury to the drainage system

3.25.4.1                                 Not to bring or permit to remain on the Demised Premises any safes machinery goods or other articles which shall or may strain or damage the Building or any part of it

3.25.4.2                                 Not without the prior written consent of the Landlord to suspend anything from any ceiling or roof of the Building

3.25.4.3                                 On any application by the Tenant for the Landlord’s consent under clause 3.25.4.2 the Landlord shall be entitled to consult and obtain the advice of an engineer or other person in relation to the ceiling loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the reasonable and proper fees of such engineer or other person

3.26                                                Obstruction

Not to impede the use by any other person of any area used by the Tenant in common with any other person

3.27                                                Refuse disposal

Not to allow rubbish to accumulate on the Demised Premises or in the immediate vicinity

3.28                                                Encroachments

Not in any way to obstruct the access of light to the Demised Premises or the Building nor to permit any third person to acquire any rights in respect of the Demised Premises and to give immediate notice to the Landlord of any attempt by such third person so to do and on the request of the Landlord but at the cost of the Tenant take such action as may be reasonably required for preventing any such rights from being acquired AND the Landlord may enter upon the Demised Premises to take such action if the Tenant fails to do so

3.29                                                Indemnity for the Landlord

To indemnify the Landlord from and against liability in respect of all loss damage actions proceedings claims demands costs damages liability and expenses in respect of any breach non-observance or non-performance of the tenants covenants within this lease

3.30                                                Assignment and Underletting

Alienation

In this clause 3.30 the following expressions shall have the following meanings.

“Application”                                                                     the application made by the Tenant for the Landlord’s consent to the Proposed Assignment

“Current Tenant”                                                   the Tenant in whom the Term is vested at the date of the Application

“Proposed Assignee”                           the person to whom the Current Tenant wishes to assign this lease as stated in the Application

“Proposed Assignment”             the assignment for which Landlord’s consent is requested by the Application

“Proposed Guarantor”                         the person who will guarantee to the Landlord the obligations of the Proposed Assignee but this expression shall not include the Current Tenant

3.30.1                                          Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this lease) part with or share the possession of the whole or any part of the Demised Premises or permit another to occupy the whole or any part of the Demised Premises

3.30.2                                          Not to assign part only of the Demised Premises

3.30.3                                          Not to mortgage or charge the whole or any Permitted Part of the Demised Premises save at arm’s length to a bona fide bank or other substantial financial institution and then only with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) save that no consent shall be required for the creation of any floating charges

3.30.4                                          Not to underlet any part of the Demised Premises save a Permitted Part in accordance with this clause 3.30

3.30.5                                          For the purposes of section 19(1A) of the 1927 Act it is agreed that the Landlord may withhold its consent to an assignment of the whole of the Demised Premises in the following circumstances:

3.30.5.1                                 where the Proposed Assignee enjoys diplomatic or state immunity

3.30.5.2                                 where the Proposed Assignee:

3.30.5.2.1                        is incorporated established or ordinarily resident or

3.30.5.2.2                        primarily operates its business or

3.30.5.2.3                        predominantly holds its assets

otherwise than in the United Kingdom or a jurisdiction where reciprocal arrangements exist for the enforcement of judgements of the Courts of the United Kingdom

3.30.5.3                                 where in the reasonable opinion of the Landlord the Proposed Assignee is not of sufficient financial standing to enable it to comply with the covenants on the part of the Tenant and the conditions contained in this lease

3.30.5.4                                 where it is proposed that the Proposed Guarantor shall act as guarantor for the Proposed Assignee pursuant to clause 3.30.7 and the circumstances described in clauses 3.30.5.1  3.30.5.2 and 3.30.5.3 but with the substitution of references to the Proposed Guarantor for references to the Proposed Assignee or any of them exist PROVIDED that if there is a Proposed Guarantor and none of the said circumstances exist in relation to the Proposed Guarantor then the Landlord shall not be entitled to withhold its consent pursuant to this clause 3.30.5 only on the grounds that any of the said circumstances exist in relation to the Proposed Assignee

3.30.6                                          For the purposes of section 19(1A) of the 1927 Act it is further agreed that:

3.30.6.1                                 any consent of the Landlord to an assignment of the whole of the Demised Premises shall be subject to the payment to the Landlord of all rents and other sums which have become due and payable under this lease prior to the date of completion of the Proposed Assignment

3.30.6.2                                 the Landlord may withhold its consent to the Proposed Assignment until the Landlord has received certified copies of the audited accounts of the Proposed Assignee and (if applicable) the Proposed Guarantor for each of the three financial years of the Proposed Assignee and (if applicable) the Proposed Guarantor immediately preceding the date of the Application or where the Proposed Assignee or (as the case may be) the Proposed Guarantor is a limited company and either its accounts for the financial year immediately preceding the date of the Application have not been audited or it has not been trading for the three years immediately preceding the date of the Application such audited management or other accounts as are available for each of those three years and has had a reasonable opportunity to consider the same

3.30.6.3                                 the Proposed Assignee shall covenant with the Landlord to comply with section 6(1) of the 2002 Act in respect of the assignment and indemnify and keep indemnified the Landlord from and against all actions proceedings costs claims losses and liabilities arising as a result of any failure to do so

3.30.7                                          For the purposes of section 19(1A) of the 1927 Act and section 16 of the 1995 Act it is agreed that any consent of the Landlord to an assignment of the whole of the Demised Premises shall be subject to a condition that the Current Tenant shall prior to such assignment being completed execute and deliver to the Landlord an authorised guarantee agreement which shall be prepared by the Landlord’s solicitors containing covenants on the part of the Current Tenant in such form as the Landlord may reasonably require and in compliance with section 16 of the 1995 Act

3.30.8                                          If the Landlord reasonably so requires the Tenant shall obtain a guarantor (who shall be a person who is reasonably acceptable to the Landlord) for any person to whom this lease is to be assigned and such guarantor shall execute and deliver to the Landlord a deed containing covenants by that guarantor (or if more than one joint and several covenants) with the Landlord as a primary obligation in the terms set out in clause 7 (with any necessary changes) or in such other terms as the Landlord may reasonably require

3.30.9                                          Without prejudice to the foregoing provisions of this clause the Tenant shall not assign the whole of the Demised Premises without the prior written consent of the Landlord and (save in relation to the circumstances set out in clause 3.30.5 and the conditions mentioned in clauses 3.30.6 and 3.30.7 which shall have effect in accordance with section 19 of the 1927 Act and the 1995 Act) the Landlord shall not unreasonably withhold or delay such consent and the parties hereby agree that in considering whether or not the Landlord is reasonably withholding such consent due and proper regard shall be had to the provisions and effect of the 1995 Act

3.30.10                                    The Landlord may at any time or times during the Term abandon any of the circumstances set out in clause 3.30.5 and/or any of the conditions referred to in clause 3.30.6 by serving written notice to that effect on the Tenant and upon service of any such notice the circumstance(s) or condition(s) therein specified shall be deemed to be deleted from this lease and of no further effect

3.30.11                                    Not to underlet the whole of the Demised Premises or a Permitted Part save in accordance with the provisions of clauses 3.30.12 and 3.30.13 hereof and then only with the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed

3.30.12                                    That each and every permitted underlease shall be granted without any fine or premium at a rent not less than the then open market rental value of the premises to be underlet (“the underlet premises”) such rent being payable in advance on the usual quarter days and shall contain provisions:

3.30.12.1                           for the upwards only review of the rent reserved by such underlease on the bases and on the dates on which the yearly rent is to be reviewed under this lease

3.30.12.2                           prohibiting the undertenant from doing or allowing any act or thing in relation to the underlet premises inconsistent with or in breach of the provisions of this lease

3.30.12.3                           for re-entry by the Landlord on breach of any covenant by the undertenant

3.30.12.4                           imposing an absolute prohibition against all dispositions of or other dealings whatever with the underlet premises other than an assignment or charge of the whole

3.30.12.5                           prohibiting any assignment of the whole without the prior consent of the Landlord which shall not be unreasonably withheld or delayed under this lease and any mortgage or charge of the whole save at arm’s length to a bona fide bank or other substantial institution and then only with the prior written consent of the Landlord under this lease which shall not be unreasonably withheld or delayed

3.30.12.6                           prohibiting the undertenant from permitting another to occupy the whole or any part of the underlet premises

3.30.12.7                           providing that for the purposes of section 19(1A) of the 1927 Act and section 16 of the 1995 Act any consents to an assignment of the underlease shall be subject to a condition that the undertenant of the underlease shall prior to such assignment being completed execute and deliver to the Tenant and the Landlord of this lease a deed which shall be prepared by the Landlord’s solicitors containing covenants on the part of the then undertenant with the Tenant and as separate covenants with the Landlord in such form as the Landlord may reasonably require

3.30.12.8                           excluding the operation of sections 24 to 28 (inclusive) of the 1954 Act in relation to the tenancy created by such underlease

3.30.12.9                           requiring the undertenant to comply with section 6(1) of the 2002 Act in respect of the underlease and to indemnify and keep indemnified the Landlord from and against all actions proceedings costs claims losses and liabilities arising as a result of any failure to do so

3.30.13                                    Prior to any permitted underletting to procure that:

3.30.13.1                           the undertenant enters into direct covenants with the Landlord to perform the covenants on the part of the Tenant contained in this lease (except payment of all the rents reserved by the lease) insofar as the same affect or relate to the premises comprised in such underlease

3.30.13.2                           if the Landlord shall reasonably so require at least two directors of the undertenant (if the permitted undertenant is a limited company) or some other guarantor or guarantors reasonably acceptable to the Landlord enter into direct covenants with the Landlord in similar form to the Guarantor’s covenants in this lease but with such amendments as shall be necessary to make them applicable to an underlease

3.30.13.3                           an order of the court authorising an agreement between the parties to such underlease excluding the operation of sections 24 to 28 (inclusive) of the 1954 Act in relation to the tenancy created by such underlease has been obtained and produced to the Landlord

3.30.14                                    To enforce the performance and observance by every such undertenant of the provisions of the underlease and not at any time either expressly or by implication to waive any of the covenants or conditions on the part of any undertenant or assignee of any underlease or any breach thereof nor (without the consent of the Landlord) vary the terms of any permitted underlease insofar as such terms were required in order to comply with the provisions of this lease and not to be party or privy to any agreement or arrangement for the commutation in whole or in part of any annual rent to be reserved and made payable by any underletting and no rent reserved by an underlease shall be payable more than one quarter in advance

3.30.15                                    In relation to any permitted underlease:

3.30.15.1                           to ensure that the rent is reviewed in accordance with the terms of the underlease

3.30.15.2                           not to agree the reviewed rent with the undertenant without the prior written approval of the Landlord (such approval not to be unreasonably withheld or delayed)

3.30.15.3                           to give notice to the Landlord of the details of the agreement or determination of every rent review within fourteen days

3.30.16                                    Prior to the assignment of any permitted underlease the Tenant shall procure that there are delivered:

3.30.16.1                           to the Landlord a deed containing covenants by the assignee with the Landlord in such form as the Landlord may reasonably require to perform and observe all the tenant’s covenants in and all other provisions of the underlease during the residue of the term of the underlease (including any continuation thereof) and

3.30.16.2                           to the Landlord and separately to the Tenant a deed containing covenants by the assignor with the Landlord in such form as the

Landlord may reasonably require if the Landlord’s consent to such assignment is subject to a condition that the undertenant enters into a deed as contemplated by clause 3.30.12.7

3.30.16.3                           to the Landlord a deed containing covenants by the assignee with the Landlord to comply with section 6(1) of the 2002 Act in respect of the assignment and indemnify and keep indemnified the Landlord from and against all actions proceedings costs claims losses and liabilities arising as a result of any failure to do so

3.30.17                                    Prior to the grant of an underlease of any Permitted Part the Tenant will obtain any planning permission and other consents or approvals required and subject to the Landlord first approving in writing any such permission and consents (such approval only to be withheld on the basis that in the Landlord’s reasonable opinion any condition does or might prejudice the Landlord’s interest in the Demised Premises or the Adjoining or Neighbouring Premises or any part or parts thereof) the Tenant will carry out all necessary works (which have been approved by the Landlord in accordance with clause 3.13) to enable such Permitted Part and the remainder of the Demised Premises to form separate self-contained accommodation all such works to be carried out in a good and workmanlike manner and in accordance with plans and specifications which shall have first been approved by the Landlord the approval of the Landlord being subject to the same conditions and provisions and as set out in clause 3.13

3.30.18                                    Notwithstanding anything herein contained at no time during the Term shall more than one Permitted Part be underlet at any time

3.30.19                                    Within 21 days of any written request by the Landlord to supply to the Landlord such information as the Landlord may reasonably require in respect of any application made pursuant to this clause 3.30 and in respect of any tenants or undertenants or occupiers of the Demised Premises including copies of any leases or other documents relating thereto and in respect of any expenditure (incurred by the Tenant within twelve months of such request) on repair and maintenance of the Demised Premises

3.30.20                                    Notwithstanding anything herein contained it is hereby agreed and declared that the Tenant may without any consent of the Landlord share occupation of the Demised Premises or any part or parts thereof with (as licensee only)

3.30.20.1                           any wholly owned subsidiary (as defined by section 736 of the Companies Act 1985) for the time being of the Tenant

3.30.20.2                           any holding company (as defined by the said section 736) for the time being of the Tenant (not being the Tenant itself)

PROVIDED THAT no relationship of landlord and tenant is thereby created and that any such company or body immediately vacates the Demised Premises on its ceasing to be a company as described in clauses 3.30.20.1 and 3.30.20.2

3.31                                                Registration

3.31.1                                          To register with the Landlord within 21 days’ notice of any dealing or devolution whatsoever with the interest and estate created by this lease (or any review of the rent payable under an underlease) together with the identity and address of any person (whether mediate or intermediate) to whom any interest or estate has passed and produce to the Landlord’s solicitors a certified copy of the assurance underlease or other relevant deed or document (including a rent review memorandum) and to pay to them their reasonable fees for such registration

3.31.2                                          Within seven days of completion of the registration of such assignment or underlease or other disposition or devolution pursuant to the 2002 Act to provide to the Landlord official copies showing the registration thereof

3.32                                                Covenants in the Superior Lease

To observe and perform the covenants on the part of the Landlord as tenant under the Superior Lease (save for the payment of rents) insofar as the same relate to or affect the Demised Premises

3.33                                                Information

If called upon to do so to furnish to the Landlord or any person acting as the third party determining any rent in default of agreement between the parties under any provisions for rent review contained in this lease such information as may reasonably be requested in writing in relation to the implementation of any provisions for rent review

3.34                                                Keyholders

To ensure that at all times the Landlord has written notice of the name home address and home telephone number of at least one keyholder of the Demised Premises

3.35                                                New guarantor

Within fourteen days of the death during the Term of any Guarantor or of such person having a receiver appointed under the Mental Health Act 1983 or there occurring in relation to any Guarantor a Terminating Event as defined in clause 6.1.2 to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant to procure some other person acceptable to the Landlord to execute a guarantee in respect of the Tenant’s obligations contained in this lease in the form of the Guarantor’s covenants contained in this lease within 28 days of being so required by the Landlord

3.36                                                Landlord’s rights

To permit the Landlord and all others authorised by it at all times subject to the prescribed notice periods set out in this lease during the Term to exercise without interruption or interference any of the rights granted to it by virtue of the provisions of this lease

3.37                                                2002 Act

3.37.1                                          To comply with section 6(1) of the 2002 Act in respect of the grant of this lease or a subsequent assignment thereof and to indemnify and keep indemnified the Landlord from and against all actions proceedings costs claims losses and liabilities arising as a result of any failure to do so

3.37.2                                          If this lease or any easement or any other matters therein are registered or noted in any registers pursuant to the 2002 Act then on the expiration or sooner determination of the Term to deliver to the Landlord the original of this lease and any other documentation in the Tenant’s possession or control necessary to procure the closure of the registered title thereto and the cancellation of any such noting thereof

4.                                                              INSURANCE

4.1                                                       Landlord to insure

The Landlord covenants with the Tenant during the period whilst it is the Landlord and without liability in respect of any subsequent period to use all reasonable endeavours to ensure that the landlord under the Superior Lease keeps the Building insured with some publicly quoted insurance company or with Lloyds’ Underwriters and through such agency as the superior landlord shall from time to time decide subject to such exclusions excesses and limitations as may be imposed by the insurers in accordance with the covenant to insure contained in the Superior Lease:

4.1.1                                                in the full reinstatement cost of the Building against loss or damage by the Insured Risks including architects’ surveyors’ and other professional fees (and Value Added Tax thereon) and expenses incidental thereto the cost of shoring up demolition and site clearance and similar expenses

4.1.2                                                the breakdown and explosion of any engineering and electrical plant and machinery to the extent that they are not covered by clause 4.1.1

AND to use all reasonable endeavours to ensure that the landlord under the Superior Lease and/or the Landlord insures (subject to such exclusions excesses and limitations as may be imposed by the insurers) the loss of rent (excluding Service Charge and Insurance Rent but including any Value Added Tax chargeable on the rent firstly reserved) or rental value from time to time payable or reasonably estimated to be payable for such period (being four years) as may be reasonably required by the Landlord from time to time having regard to the likely period required for reinstatement of the Building in the event of partial or total destruction and property owners’ liability and such other insurances as the Landlord or any superior landlord may from time to time deem necessary to effect

4.2                                                       Landlord to produce evidence of insurance

At the request of the Tenant the Landlord shall as soon as reasonably practicable produce to the Tenant reasonable evidence from the insurers of the terms of the policy of such insurance and the fact that the policy is subsisting and in effect

4.3                                                       Destruction of the Building

If the Demised Premises or any part of the Building is destroyed or damaged by any of the Insured Risks but subject always to the provisions of clause 4.4 hereof then:

4.3.1                                                unless payment of the insurance monies shall be refused in whole or in part by reason of any act or default of the Tenant or any undertenant or any person under its or their control and

4.3.2                                                subject to the Landlord being able to obtain any necessary planning consents and all other necessary licences approvals and consents which the Landlord shall use its reasonable endeavours to obtain but shall not be obliged to institute any appeals and

4.3.3                subject to the necessary labour and materials being and remaining available which the Landlord shall use its reasonable endeavours to obtain as soon as practicable the Landlord shall use its reasonable endeavours to procure that the superior landlord under the Superior Lease lays out the net proceeds of such insurance (other than any in respect of loss of rent) in the rebuilding and reinstatement of the premises so destroyed or damaged substantially as the same were prior to any such destruction or damage

4.4                                                       Option to determine by the Landlord or the Tenant

If any destruction or damage shall render the Building or the Demised Premises or the means of access thereto or the plant and equipment serving the Demised Premises unfit for use or occupation and such destruction or damage is not reinstated within three years and six months of such destruction or damage then either the Landlord or the Tenant may determine this lease by giving to the other not less than six months’ notice in writing but in the case of the Tenant it shall not be entitled to give notice where the insurance monies are wholly or partially irrecoverable by reason solely or in part of any act default or neglect of the Tenant its servants agents or licensees and such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant PROVIDED ALWAYS that if such option shall be exercised then the Landlord shall be relieved from the obligation to lay out the net proceeds of such insurance as aforesaid and shall be solely entitled to all monies payable under or by virtue of any such insurance

4.5                                                       Frustration

If for any reason whatsoever the obligation by the Landlord to rebuild or reinstate as set out in this lease or that of the superior landlord under the Superior Lease becomes impossible to perform such obligation shall immediately be deemed to have been discharged and the Landlord shall be solely entitled to all monies payable by virtue of any such insurances and the Landlord may at any time thereafter by notice in writing given to the Tenant determine this lease but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant

4.6                                                       Payment of insurance monies refused/excess

4.6.1                                                If the payment of any insurance monies is refused in whole or in part as a result of some act or default of the Tenant or any undertenant or any person under its control the Tenant shall pay to the Landlord on demand the amount so refused together with Higher Rate Interest on such amount from the date of such demand

4.6.2                                                If at any time any claim shall be made under the insurance policy effected by the Landlord against the Insured Risks the Tenant shall repay to the Landlord on demand any amount (or a proportion thereof as properly determined by the Lessor where the claim relates to the Demised Premises and other premises) which may be deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy upon settlement of any claim

4.7                                                       Benefit of other insurances

If the Tenant becomes entitled to the benefit of any insurance on the Demised Premises which is not effected or maintained in pursuance of the obligations contained in this lease then the Tenant shall apply all monies received by virtue of such insurance in making good the loss or damage in respect of which such monies were received

4.8                                                       Insurance becoming void

The Tenant shall not do anything to cause any policy of insurance in respect of the Demised Premises or the Building and against damage by any of the Insured Risks to become void or voidable or to cause the rate of premium payable to be increased and shall repay on demand to the Landlord all sums paid by way of increased premiums and all expenses incurred by the Landlord

4.9                                                       Requirements of insurers

The Tenant shall at all times comply with all requirements of the superior landlord’s and/or the Landlord’s insurers so far as such requirements are known to the Tenant

4.10                                                Notice by Tenant

The Tenant shall immediately upon becoming aware of the same give notice to the Landlord of the occurrence of any event against which insurance is likely to have been effected by the Landlord or any superior landlord

4.11                                                Cesser of rent

If the Demised Premises or the Building or any part of either of them is destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for occupation and use or inaccessible and the policy or policies of insurance have not been vitiated or payment of the policy monies refused in whole or in part in consequence of some act or default of the Tenant or any undertenant or any person under the Tenant’s and/or the undertenant’s control then the rent first reserved under this lease (or a fair proportion according to the nature and extent of the damage sustained) shall be suspended until the Demised Premises shall be again rendered fit for occupation and use and accessible or until the expiration of four years commencing on the date of the destruction or damage (whichever shall be the earlier) any dispute regarding the cesser of rent shall be referred to arbitration PROVIDED ALWAYS that under no circumstances shall the amount of the rent which ceases to be payable hereunder exceed the amount received by the Landlord in respect of the loss of rent insurance relating to the Demised Premises

5.                                                              LANDLORD’S COVENANTS

5.1                                                           Quiet enjoyment

The Landlord covenants that the Tenant may peaceably and quietly hold and enjoy the Demised Premises for the Contractual Term without any interruption from the Landlord or any person lawfully claiming through under or in trust for the Landlord

5.2                                                       Services

Subject to the payment by the Tenant of the Service Charge the Landlord covenants with the Tenant to provide or procure the provision of such Services as the Landlord considers appropriate and desirable for the proper management maintenance and operation of the Estate the Building and/or the Car Park acting at all times in accordance with the principles of good estate management (it being expressly agreed that the principles of good estate management require the lifts of the Building to be in working order and for the Demised Premises to be supplied as appropriate with heating and air conditioning) Provided Nevertheless that the

Landlord shall not be responsible for any breakdown or delay in the provision of any of the Services due to circumstances beyond the entire control of the Landlord

5.3                                                       Superior lease

The Landlord with the Tenant by way of indemnity only to observe and perform the covenants on the part of the tenant contained in the Superior Lease but only insofar as they are not the responsibility of the Tenant pursuant to the terms of this lease

6.                                                              PROVISOS AND AGREEMENTS

PROVIDED ALWAYS IT IS HEREBY AGREED AND DECLARED as follows:

6.1                                                       Re-entry

6.1.1                                                If and whenever during the Term:

6.1.1.1             the rents (or any of them or any part of them) under this lease are outstanding for 21 days after becoming due whether formally demanded or not or

6.1.1.2             there is a breach by the Tenant or the Guarantor of any covenant or other term of this lease or any document supplemental to this lease or

6.1.1.3             there occurs in relation to the Tenant or any Guarantor a Terminating Event as defined in clause 6.1.2 the Landlord may re-enter the Demised Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or the Guarantor in respect of any breach of covenant or other term of this lease (including the breach in respect of which the re-entry is made)

6.1.2                                                For the purposes hereof “Terminating Event” means any of the following:

6.1.2.1             in relation to an individual:

6.1.2.1.1          the individual failing to pay a debt or debts which is or are in the aggregate equal to or in excess of the bankruptcy level from time to time and a statutory demand in respect thereof having been neither complied with nor set aside

6.1.2.1.2          the making of an application to the Court for an interim order under part VIII of the Insolvency Act 1986

6.1.2.1.3          the presentation of a bankruptcy petition in respect of the individual

6.1.2.1.4          the appointment of an interim receiver in respect of the individual’s property or any of it

6.1.2.1.5          the making of a bankruptcy order in respect of the individual (whether in England or elsewhere)

6.1.2.2             in relation to a company:

6.1.2.2.1          the presentation of a petition for the winding up of the company

6.1.2.2.2          the passing of a resolution to wind up the company (other than in connection with a member’s voluntary winding up for the purposes of an amalgamation or reconstruction which has the prior written consent of the Landlord) or the convening of a meeting of the company’s creditors for the purposes of considering a resolution that the company be wound up voluntarily

6.1.2.2.3          the making of a winding up order in relation to the company (whether in England or elsewhere)

6.1.2.2.4          any person becoming entitled to appoint an administrative receiver of the undertaking of the company or any part of it

6.1.2.2.5          the appointment of such an administrative receiver

6.1.2.2.6          the passing of a resolution to present a petition for an administration order in respect of the company

6.1.2.2.7          the presentation of a petition for the making of an administration order in respect of the company

6.1.2.2.8          the making of an administration order in respect of the company

6.1.2.2.9          the directors of the company or a nominee convening a meeting of the company’s creditors or any of them or submitting a proposal in respect of a voluntary arrangement to the company’s creditors or any of them pursuant to part I of the Insolvency Act 1986

6.1.2.2.10        the company making an application to the Court under section 425 of the Companies Act 1985

6.1.2.2.11        the publication of a notice pursuant to section 652 of the Companies Act 1985 in the Gazette with a view to the Company’s name being struck off the Register of Companies (whether or not the Company is struck off or is subsequently re-stored on such Register)

6.1.2.3             in relation to any person (whether an individual or a company):

6.1.2.3.1          the convening of a meeting of the person’s creditors or any of them or the entering into of any arrangement scheme compromise moratorium or composition with the person’s creditors or any of them (whether pursuant to part I or part VIII of the Insolvency Act 1986 or otherwise)

6.1.2.3.2          the appointment of a receiver in respect of any of the person’s assets

6.1.2.3.3          any steps being taken to enforce any security over the person’s property or to repossess goods in the person’s possession under any hire purchase agreement

6.1.2.3.4          any distress attachment execution or other legal process being levied on or enforced against any of the person’s assets

6.2                                                       Exclusion of Landlord’s liability

The Landlord shall be under no liability for or in respect of any loss or damage which may be caused to the Tenant its employees or visitors or to the Demised Premises by reason of any act neglect or default of any third party on any part of the Building and/or the Adjoining or Neighbouring Premises or in respect of any breach of any obligation on the part of the Landlord herein contained for repair or maintenance unless the Landlord has received notice in writing that repair is necessary unless it knows of the necessity for such work and then only if it is able to obtain all necessary permissions or consents to the carrying out of such work and if the necessary labour and materials are available

6.3                                                       Landlord not responsible for goods

The Landlord shall be under no responsibility whatsoever in respect of any goods or articles left for the Tenant with the Landlord’s employees

6.4                                                  Disputes

Any dispute arising between the Tenant and any third party as to any easement or rights whatsoever in connection with the use or occupation of the Demised Premises and any other part of the Building or as to the Common Parts the Common Accessways and/or any Adjoining or Neighbouring Premises shall be decided by the Landlord or whom it may direct whose decision shall be final and binding on the Tenant

6.5                                                       Notices

The provisions of section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this lease except that section 196 shall be deemed to be amended as follows:

6.5.1                the final words of section 196 (4) ’... and that service .... be delivered’ shall be deleted and there shall be substituted ‘... and that service shall be deemed to be made on the second Working Day after the registered letter has been posted “Working Day” meaning any day from Monday to Friday (inclusive) other than Christmas Day Good Friday and any statutory bank or public holiday’

6.5.2                any notice or document shall also be sufficiently served if sent by telephonic facsimile transmission or any other means of electronic written transmission to the party to be served and that service shall be deemed to be made on the day of transmission if transmitted before 4 pm on a Working Day but otherwise on the next following Working Day (as defined above)

and in this clause ‘party’ includes any Guarantor

6.6                                                       Value Added Tax

All sums payable by the Tenant hereunder which are from time to time subject to Value Added Tax shall be considered to be tax exclusive sums and Value Added Tax at the appropriate rate shall be payable by the Tenant in addition thereto

6.7                                                       Exclusion of statutory compensation

Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Demised Premises shall be excluded to the extent that the law allows

DEVELOPMENT BY THE LANDLORD

6.8                                                       No rights of light etc

The Tenant shall not be entitled to any rights of access of light or air to the Demised Premises which would restrict or interfere with the free use of any of the Adjoining or Neighbouring Premises for building or any other purpose

6.9                                                       Landlord free to develop

Nothing herein contained or implied by this lease shall impose any restriction on the use or development of any land or buildings of the Landlord (other than the Demised Premises) whether or not comprised within the Building and/or any Adjoining or Neighbouring Premises or give the Tenant the right to enforce or to prevent the release or modification of any obligation entered into by any tenant of the Landlord in respect of property other than the Demised Premises or shall operate to prevent or restrict in any way the development and use of any such land

6.10                                                Landlord free to build into Structure

Nothing in this lease shall restrict the right of the Landlord at any time to build into under or upon the Structure and/or any Adjoining or Neighbouring Premises so long as the services and amenities properly adequate to permit the Tenant’s use and enjoyment of the Demised Premises for the purpose permitted hereunder remain available at all times

6.11                                                Exclusion of use warranty

Nothing in this lease or in any consent granted by the Landlord under this lease shall imply or warrant that the Demised Premises may lawfully be used under the Planning Acts for the purpose authorised in this lease (or any purpose subsequently authorised)

6.12                                                Entire understanding

This Lease embodies the entire understanding of the parties relating to the Demised Premises and to all the matters dealt with by any of the provisions of this lease

6.13                                                Representations

The Tenant acknowledges that this lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this lease or is given in writing by the Landlord’s solicitors or in written replies of the Landlord’s solicitors given in response to preliminary enquiries raised by the Tenant’s solicitors

6.14                                                Licences etc under hand

Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director the secretary or other duly authorised officer of the Landlord

6.15                                                Tenant’s property

If after the Tenant has vacated the Demised Premises on the expiry of the Term any property of the Tenant remains in or on the Demised Premises and the Tenant fails to remove it within seven days after being requested in writing by the Landlord to do so or if after using its reasonable endeavours the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt so made by the Landlord:

6.15.1                                          the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

6.15.2                                          if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within three months of the date upon which the Tenant vacated the Demised Premises and

6.16                                                Enforcement of Landlord’s covenants

The covenants on the part of the Landlord contained in or obligations on its part implied by this lease shall be binding in full upon the owner of the reversion expectant upon the expiration of the Term but shall not be enforceable against any person firm or company who has owned such reversion after he or it shall have parted with all interest therein

6.17                                                Entry for Distress

That if the whole or any part of any payments to be made by the Tenant to the Landlord hereunder shall be in arrear for 21 days (whether any legal demand therefor shall have been made or not) it shall be lawful for the Landlord to enter into and upon the Demised Premises at any time by any means not involving assaulting any person and distrain and to dispose of the distress or distresses then and there found and to apply the produce thereof in or towards payment of the said payments in arrear and so that the power of the Landlord to distrain upon the Demised Premises shall extend to and include any tenant’s fixtures or fittings not otherwise by Law distrainable which may from time to time be thereon

6.18                                                Acceptance of rent no waiver

That no demand for acceptance of or receipt for rent by the Landlord after knowledge or notice received by the Landlord or its agents or the Landlord’s surveyor of any breach of any of the Tenant’s covenants hereunder shall operate as a waiver of any such breach

6.19                                                Interference with easements

The Landlord shall not have any liability in damages or otherwise in respect of the manner of the exercise of the Landlord’s absolute discretion to take or refrain from taking steps in respect of any obstruction of or interference with any easements rights or privileges appurtenant to the Demised Premises by any third parties

6.20                                                Rights easements etc

The operation of section 62 of the Law of Property Act 1925 shall be excluded from this lease and the only rights granted to the Tenant are those (if any) expressly set out in this lease and the Tenant shall not by virtue of this lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled to by any means whatever any easement from or over or affecting any other land or premises now or at any time after the date of this lease belonging to the Landlord and not comprised in this lease

6.21                                                Jurisdiction

The English Courts shall have exclusive jurisdiction regarding all matters appertaining to this lease and the parties hereto (including any Guarantor) and all other persons or companies concerned with regard to this lease shall submit to such jurisdiction

6.22                                                Covenants relating to Adjoining or Neighbouring Premises

Nothing contained in or implied by this lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any part of any Adjoining or Neighbouring Premises

6.23                                                Effect of waiver

Each of the Tenant’s covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably any similar covenant or covenants affecting any Adjoining or Neighbouring Premises

6.24                                                Perpetuity period

The perpetuity period applicable to this lease shall be 80 years from the commencement of the Contractual Term and whenever in this lease either party is granted a future interest there shall be deemed to be included in respect of every such grant a provision requiring that future interest to vest within the stated period and for it to be void for remoteness if it shall not have so vested

7.                                                              GUARANTOR’S COVENANTS

The Guarantor covenants with the Landlord that:

7.1                                                       To pay observe and perform

During the Term the Tenant shall punctually pay the rents and observe and perform the Tenant’s Covenants (as hereinafter defined) and other terms of this lease and if at any such time the Tenant shall make any default in payment of the rents or in observing or performing any of the Tenant’s Covenants (as hereinafter defined) or other terms of this lease the Guarantor will pay the rents and observe or perform the Tenant’s Covenants (as hereinafter defined) or terms in respect of which the Tenant shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance (including but without limitation any costs and expenses incurred by the Landlord in obtaining payment of any monies due from the Guarantor pursuant to this covenant) notwithstanding:

7.1.1                                                Any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the Tenant’s Covenants or other terms of this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 section 146 have been entitled) to re-enter the Demised Premises

7.1.2                                                That the terms of this lease may have been varied by agreement between the parties

7.1.3                                                That the Tenant shall have surrendered part of the Demised Premises in which event the liability of the Guarantor under this lease shall continue in respect of the part of the Demised Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 section 140 and

7.1.4                                                Any other act or thing by which but for this provision the Guarantor would have been released

7.2                                                       To take lease following disclaimer

If at any time during the Term the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this lease or if the Crown shall disclaim this lease or if this lease shall be forfeited by the Landlord under the right in that behalf herein contained the Guarantor shall if the Landlord shall by notice within 90 days after such disclaimer or forfeiture so require take from the Landlord a lease of the Demised Premises for the residue of the Contractual Term which would have remained had there been no disclaimer or forfeiture at the rents then being paid under this lease and subject to the same covenants and terms as in this lease (except that the Guarantor shall not be required to procure that any other person is made a party to that lease as guarantor) such new/lease to take effect from the date of such disclaimer or forfeiture and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of it

7.3                                                       To make payments following disclaimer

If this lease shall be disclaimed or forfeited and for any reason the Landlord does not require the Guarantor to accept a new lease of the Demised Premises in accordance with clause 7.2 the Guarantor shall pay to the Landlord on demand an amount equal to the rents for the period commencing with the date of such disclaimer or forfeiture and ending on whichever is the earlier of the following dates:

7.3.1                the date of the expiration of a period of twelve months from the date of the forfeiture or disclaimer and

7.3.2                the date (if any) upon which the Demised Premises are relet

7.4                                                       Tenant’s Covenants

The expression “Tenant’s Covenants” used in this clause 7 means the covenants on the part of the Tenant contained in this lease

7.5                                                       AGA

7.5.1                                                In this clause 7 “the AGA Obligations” means the covenants on the part of the Current Tenant (as defined in clause 3.30 of this lease) and conditions (if any) contained in any authorised guarantee agreement (as defined in the 1995 Act) (the “Authorised Guarantee Agreement”) which the Tenant (here meaning only the person who will be the Tenant upon the execution of this lease) may be required to enter into pursuant to clause 3.30.7 of this lease

7.5.2                                                The Guarantor hereby covenants with the Landlord with effect from the entering into of such Authorised Guarantee Agreement in the terms of clauses 7.1 to 7.3 inclusive but with the substitution of “the AGA Obligations” for “the Tenant’s Covenants” throughout

7.5.3                                                The parties hereby record their understanding that the AGA Obligations do not constitute tenant covenants for the purposes of the 1995 Act because they fall to be performed by a person who by reason of assignment has ceased to be the person for the time being entitled to the Term of this lease

8.                                                              DETERMINATION

If the Tenant wishes to determine this lease on the fifth anniversary of the commencement of the Term (“the Determination Date”) and shall give not less than six months’ prior written notice to the Landlord to that effect and shall at the time of the service of that notice pay the sum of Forty thousand and seventy five pounds (£40,075) and up to and including the Determination Date pay the principal yearly rent reserved by this lease and at the Determination Date deliver up the Demised Premises to the Landlord free from sub-tenancies and/or any other occupiers then upon the expiration of such notice this lease shall absolutely cease and determine but without prejudice to the rights of any party hereunder in respect of any antecedent claim or breach of covenant

9.                                                              LANDLORD AND TENANT ACT 1954

9.1                                                         The Landlord and the Tenant have agreed that the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 shall not apply to the tenancy created by this lease

9.2                                                         The Tenant hereby confirms that before the date of this lease:

9.2.1                the Landlord served on the Tenant a notice dated 22 March 2005 in relation to the tenancy created by this lease (“the Notice”) in a form complying with the requirements of schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 (“the Order”) and

9.2.2                the Tenant or a person duly authorised by the Tenant in relation to the Notice made a statutory declaration (“the Declaration”) dated 23 March 2005 in a form complying with the requirements of schedule 2 of the Order

9.3                                                         The Tenant further confirms that where the Declaration was made by a person other than the Tenant the declarant was duly authorised by the Tenant to make the Declaration on the Tenant’s behalf

9.4                                                         The Landlord and the Tenant confirm that this lease was not granted pursuant to any agreement for lease

10.                                                       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

10.1                                                   Unless the right of enforcement is expressly provided for in this lease a person who is not a party to this lease may not by virtue of the Contracts (Rights of Third Parties) Act 1999 enforce any of its terms

10.2                                                   Except to the extent that there is express provision in this lease to the contrary the parties may by agreement rescind or vary this lease without the consent of any such person

IN WITNESS whereof the parties to this lease have caused this document to be executed as a deed the day and year first before written

SCHEDULE 1
Tenant’s rights

1.                                                               The free passage and running of all services whatsoever from and to the Demised Premises through the Conduits serving the Demised Premises which are now or may at any time during the Term be in upon over or under or which may pass through the Building and/or any Adjoining or Neighbouring Premises

2.                                                               The right (subject to the rights reserved in schedule 2) to support for the Demised Premises from other parts of the Building and the Car Park

3.                                                               The right for the Tenant (in common with the Landlord and all others from time to time having similar rights and subject to the rights as set out in schedule 2) to use at all times of the day and night seven days a week such of the Common Parts as may be reasonably necessary for the use and enjoyment of the Demised Premises for the purposes permitted by this lease

4.                                                               The right for the Tenant (in common as aforesaid) to pass and re-pass with or without vehicles at all times during the day and night seven days a week over and along the Common Accessways for the purpose of obtaining access to and egress from the Building and Demised Premises

5.                                                               The right to use for the parking of two private motor cars only two car parking spaces which the Landlord shall from time to time designate in writing for the use of the Tenant in the Car Park

6.                                                               The right to load and unload vehicles delivering and picking up materials equipment and other items for use by the Tenant in the said parking space or such other area of the basement as shall from time to time be reasonably designated by the Landlord for the purpose subject to the Tenant making good any damage caused in the exercise of this right or by the delivery or collection of materials equipment and other items to and from the said parking space or basement from and to the Demised Premises

7.                                                               The right to connect into the network termination points and communications equipment and cabling of British Telecom or Mercury Telephone or any other provider of telecommunications services and which is now within the basement of the Building or within the Estate so as to provide telephone communications from and to the Demised Premises through the conduits which may serve the same

8.                                                               The right to use for the disposal of rubbish the area shown coloured purple on the Lease Plan numbered 3

9.                                                               The right (at the Tenant’s own cost) to have displayed the name of the Tenant and any other authorised occupier of the Demised Premises on the directory boards (if any) maintained for that purpose by the Landlord

SCHEDULE 2
Exceptions and Reservations to the Landlord

1.                                                               The right to support for the remainder of the Building the Car Park the Estate and/or any other Adjoining or Neighbouring Premises from the Demised Premises

2.                                                               The free and uninterrupted passage and running of all services whatsoever through the Conduits which are now or may during the Term be in upon over or under or which may run through the Demised Premises

3.                                                               The full right and liberty at all times during the Term to enter upon the Demised Premises by reasonable prior notice in order to carry out any works whatsoever which are required for the drainage of or for the supply of any services from and to any part of the Adjoining or Neighbouring Premises causing as little inconvenience or disturbance as reasonably practicable and making good all damage caused to the Demised Premises in the exercise of such right

4.                                                               Full right and liberty to enter by reasonable prior notice upon the Demised Premises at any time during the Term in order to erect scaffolding and/or to build on under or into any part of the Adjoining or Neighbouring Premises including (without prejudice to the generality of the foregoing) the Structure of the Building or to build over the Building making good all damage caused to the Demised Premises in the exercise of such right

5.                                                               The right and liberty to pull down alter divert stop-up or otherwise deal with any buildings constructions or areas (whether inside or outside the Building or the Estate) now or at any time standing upon any adjoining or adjacent land and to make or allow any excavation in any such land and to undermine underpin and shore up the Demised Premises in such manner as the owner of such land may think fit with full rights (after giving except in the case of emergency reasonable previous written notification) to enter into and upon the Demised Premises at all reasonable times for the purpose of carrying out any works whatsoever in connection with any such buildings constructions or areas or underpinning or shoring up or any of such purposes without obtaining the consent of the Tenant or anyone deriving title from the Tenant as the case may be PROVIDED ALWAYS that the person exercising this right shall make good all damage caused to the Demised Premises in the exercise of such right

6.                                                               Full right and liberty at all reasonable times during the Term by reasonable prior notice to enter on the Demised Premises to view the state and condition of and to execute any other works whatsoever upon the Adjoining or Neighbouring Premises or for any reasonable purpose in connection with the Adjoining or Neighbouring Premises or management of the Building causing as little inconvenience or disturbance as reasonably possible and making good all damage caused to the Demised Premises in the exercise of such right

7.                                                               The right with the Appointed Surveyor determining the rent in default of agreement between the parties under any provisions for rent review contained in this lease at any time to enter at all reasonable times during the Term by reasonable prior notice and inspect and measure the Demised Premises for all purposes connected with the implementation of the provisions for rent review

8.                                                               Exclusive right and liberty to use the exterior of the Demised Premises for the purpose of erecting placing or fixing and working maintaining removing renewing and/or replacing by day and by night any lamps lamp brackets advertisements signs notices forms of display or any other fixtures or fittings required by the Landlord but so that access of light or air to the Demised Premises is not thereby substantially interfered with and that all damage thereby caused to the Demised Premises in the exercise of such rights is made good

SCHEDULE 3
Description of documents containing matters
subject to which the demise is made

The Superior Lease and the entries on the Registers of the registered title of the freehold of the Estate

SCHEDULE 4
Provisions relating to the Service Charge

Part 1
The Estate Charge

1.                                                               The maintenance repair and insofar only as the same is necessary for the purposes of repair renewal decoration cleaning and treatment of all external parts of the Estate

2.                                                               The maintenance repair and insofar only as the same is necessary for the purposes of repair renewal painting decoration cleaning and treatment of all the Common Accessways

3.                                                               The provision of lighting and floodlighting as appropriate and signage throughout the Estate from time to time

4.                                                               Refuse collection and pest control

5.                                                               The provision maintenance and operation of all apparatus plant machinery and equipment as the Landlord may reasonably require for the purposes of security maintenance or management of the Estate and whether or not provided at the date of this lease

6.                                                               The provision of appropriate security services and personnel (including equipment for the purposes of surveillance and supervision of users of the Estate)

7.                                                               The provision and maintenance of reasonable numbers of horticultural plants and ornamental features to all landscaped areas now or at any time in the future provided within the Estate

8.                                                               The maintenance cleansing and treatment as may be required of the Statue in the Estate

9.                                                               Rates water rates taxes duties charges assessments impositions and outgoings whatsoever payable in respect of the Estate including but without limitation any charges for electricity gas water and other services

10.                                                         Insurance of the Estate or ancillary to the Estate services to the extent that the same is not provided for elsewhere in this lease

11.                                                         The provision of any other services not expressly mentioned above (whether or not ancillary to the items referred to above whether or not available or contemplated at the date of this lease) which the Landlord reasonably considers necessary or desirable for the benefit of the Estate or in the interests of good estate management and which shall be reasonably calculated to be for the benefit of two or more tenants of the Estate or be reasonably necessary for the maintenance upkeep or cleanliness of the Estate and in keeping with the principles of good estate management

Part 2
The Block Charge

1.                                                               The maintenance repair and insofar only as the same is necessary for the purposes of repair renewal decoration cleaning and treatment of the Structure and the Common Parts

2.                                                               The maintenance repair and insofar only as the same is necessary for the purposes of repair renewal decoration cleaning and lighting of the Common Parts including the carpeting re-carpeting as necessary or otherwise covering of the floors in the Common Parts

3.                                                               The inspection maintenance repair renewal replacement and insurance from time to time of the lifts within the Building

4.                                                               Refuse collection and pest control within the Building

5.                                                               The provision maintenance and operation of all apparatus plant machinery and equipment as the Landlord may reasonably require for the purposes of maintenance or management of the Building

6.                                                               The provision of security services and personnel and including equipment for the purposes of surveillance and supervision of the Building

7.                                                               The provision and maintenance of appropriate fire alarms fire prevention fire detection and fire fighting equipment and apparatus throughout the Building

8.                                                               The provision of air-conditioning ventilation and heating to the Building and including its Common Parts intended to be air-conditioned ventilated and/or heated including the supply of all fuel for such purpose and the inspection maintenance repair replacement and renewal from time to time of all equipment plant and machinery used in connection with the heating air conditioning and ventilation of the Building

9.                                                               The maintenance repair renewal decoration cleaning and treatment of window frames window furniture and sash cords (if any) and all glass in the windows within the Building

10.                                                         The provision of hot and cold water to each level of the Building

11.                                                         The maintenance and repair of the Conduits

12.                                                         Business rates water rates taxes duties charges assessments impositions and outgoings whatsoever payable in respect of the Common Parts including but without limitation any charges for electricity gas water and other services

13.                                                         Caretaking commissionaire security and maintenance services as the Landlord may provide from time to time including salaries uniforms and other employee benefits of the staff employed by the Landlord from time to time in the provision of such services

14.                                                         Insurance of the Building or ancillary to the Building services to the extent that the same is not provided for elsewhere in this lease

15.                                                         The provision of any other services not expressly mentioned above (whether or not ancillary to the items referred to above and whether or not available or contemplated at the date of this lease) which the Landlord reasonably considers necessary or desirable for the benefit of the Building or in the interests of good estate management and which shall be reasonably calculated to be for the benefit of two or more tenants in the Building or be reasonably necessary for the maintenance upkeep and cleanliness of the Building and in keeping with the principles of good estate management

Part 3
Car Parking Charge

1.                                                               Maintenance repair and insofar only as the same is necessary for the purposes of repair renewal decoration cleaning and treatment as appropriate of all parts of the Car Park

2.                                                               Provision of lighting (including emergency lighting) throughout the Car Park

3.                                                               Refuse collection and pest control within the Car Park

4.                                                               The provision of signage and other means of traffic control throughout the Car Park

5.                                                               The provision of machinery plant and equipment as the Landlord may reasonably require in connection with the proper management and maintenance of the Car Park

6.                                                               Security and surveillance facilities and equipment (including items to control entry to and exit from the Car Park) as the Landlord may in its absolute discretion from time to time install in the Car Park

7.                                                               The provision and maintenance of fire alarms fire prevention fire detection and fire fighting equipment and apparatus in the Car Park

8.                                                               Insurance of the Car Park or ancillary to services provided in the Car Park (to the extent that the same is not provided for elsewhere in this lease)

9.                                                               Business rates water rates taxes duties charges assessments impositions and outgoings whatsoever payable in respect of the Car Park

10.                                                         The provision of any other services not expressly mentioned above (whether or not ancillary to the items referred to above and whether or not available or contemplated at the date of this lease) which the Landlord reasonably considers necessary or desirable for the benefit of the Car Park or in the interests of good estate management and which shall be reasonably calculated to be for the benefit of two or more users of the Car Park or be reasonably necessary for the maintenance upkeep or cleanliness of the Car Park and in keeping with the principles of good estate management

Part 4
Service Charge

1.1                                                         As soon as practical after the end of each Service Charge Year the Landlord will furnish the Tenant with a statement (which shall be conclusive and binding except in the case of manifest error) of the management fee charged by the Landlord and the expenditure incurred in respect of the Services for the immediately preceding Service Charge Year (or part)

1.2                                                         The Tenant shall pay to the Landlord within fourteen days after the issue to the Tenant of such statement any balance shown by such statement to be due from the Tenant as being in excess of the aggregate amount of the quarterly payments paid by the Tenant on account of the Service Charge during the immediately preceding Service Charge Year (or lesser period if appropriate) and if the aggregate amount so paid by the Tenant on account of the Service Charge during the immediately preceding Service Charge Year (or lesser period if appropriate) exceeds the Service Charge for the immediately preceding Service Charge Year the Landlord shall credit the amount of the excess by way of set off against the next quarterly payment (and successive quarterly payments if necessary) due from the Tenant on account of the Service Charge except in the case of an amount owing at the end of the Term which shall be paid or repaid as the case may be

1.3                                                         Pending the ascertainment of the Service Charge for each Service Charge Year the Tenant shall pay by equal quarterly payments in advance on the four usual quarter days in every year such provisional sum by way of Service Charge as the Landlord shall specify in writing as being the amount of Service Charge reasonably required to enable the provision of the Services for such Service Charge Year PROVIDED THAT the Landlord shall have the right to vary the amount of any such quarterly payments to take account of any material changes in the estimated costs of providing the Services for such Service Charge Year

1.4                                                         Any Service Charge payment not made within a period of fourteen days of the demand therefor shall carry Higher Rate Interest on such sum

1.5                                                         For the avoidance of doubt the following expenses and costs incurred in connection with the provision of the services as set out in parts 1 2 and 3 of this schedule 4 (and the expression service or services where it occurs in this schedule shall apply to all or any of such services as the context may admit) shall from part of the Service Charge apportioned as the case may be between the Estate Charge the Block Charge and the Car Parking Charge for the purposes of calculation of the Service Charge and payment of the Service Charge or on account of the Service Charge by the Tenant:

1.5.1                the proper and reasonable costs charges expenses and disbursements of the Landlord’s Surveyor for or in connection with the performance of the duties ascribed to him under the provisions of this lease

1.5.2                the proper and reasonable fees of any accountant or surveyor employed to determine the cost of the Services

1.5.3                the proper and reasonable fees of any firm of managing agents or other appointed agents employed or retained for or in connection with the general overall management and administration and supervision of the Estate and the Building and Car Park provided that in the event that the Landlord undertakes such functions in-house or through an associated or subsidiary company so that there is no firm of managing or appointed agents the Landlord shall be entitled to charge a management administration or supervision fee not exceeding 10% of the Service Charge

1.5.4                the cost of carrying out any works required to comply with any statutory requirements

1.5.5                all proper and reasonable costs in connection with the provision of staff the Landlord may deem appropriate for the provision of any of the Services including but not limited to:

1.5.5.1             salaries National Insurance health care pension and other employee benefits

1.5.5.2             uniforms working clothes tools utensils furniture equipment and other sundries as may be required for the proper performance of the duties of any such staff

1.5.5.3             the provision of administrative or residential accommodation as may be required from time to time whether within or outside of the Estate for such staff and including any notional rent for such accommodation

1.5.6                all proper costs of leasing or hiring any items of equipment which may be required from time to time for the better provision of the Services

1.5.7                a reasonable allowance in respect of depreciation of plant equipment and machinery used for the provision of the Services

1.5.8                taking any steps deemed necessary in the interests of good estate management by the Landlord in enforcing covenants of other tenants within the Building or making representations against third parties

1.5.9                any proper and reasonable costs and expenses (not specifically referred to above) which may be incurred in providing other services and in carrying out the Landlord’s obligations under this lease as the Landlord may in its reasonable discretion but subject to the principles of good estate management deem desirable or necessary for the benefit of the Estate the Building and its tenants and occupiers

1.5.10              Value Added Tax on any of the services

1.5.11              There is to be excluded from the Service Charge any liability or expense for which the Tenant or other tenants or occupiers of the Building and of Buildings 2 and 3 Angel Square may individually be exclusively responsible to the Landlord under the terms of the lease pursuant to which they are in occupation

1.5.12              The percentage payable by the Tenant of the Service Charge may not be increased or altered by reason only that any part of the Building and of Blocks 2 and 3 Angel Square may be vacant or be occupied by the Landlord or that any tenant or occupier of another part of them may default in payment or be responsible to pay less than the percentage of the Service Charge attributable to that part

SCHEDULE 5
The Superior Lease

Date	Document	Parties

31.03.1995	Lease	Mesongage Limited (1) BICC Developments Limited (2) BICC plc (3)

as varied by:

(a)                   a deed made 25 March 1997 between (1) Helical Properties Investment Limited (2) BICC Developments Limited and (3) BICC plc

(b)                   a Licence to Assign and Deed of Variation made 23 December 1997 between (1) Helical Properties Investment Limited (2) BICC Developments Limited and (3) BICC plc

Executed as a deed by

BALFOUR BEATTY PLC by the

affixing of its common seal in the

presence of:

Director

Secretary

Signed by DAVID KEITH CHRISTOPHER GIBBON

As attorney (without personal liability) for

EVOLVING SYSTEMS LIMITED (FORMERLY CALLED TERTIO TELECOMS LIMITED)

by the affixing of its common seal

in the presence of:

/S/ DKC Gibbon as attorney

Witness:	/s/ Shona Kelly